Exhibit 99.1

NEWS

2550 North Loop West, Suite 400

Houston, TX 77092

(713) 861-2500

FOR IMMEDIATE RELEASE

GOODMAN REPORTS 2006 THIRD QUARTER RESULTS

Record Net Sales; Earnings per Share Increased 23%

•	Net sales of $517.2 million, up 15% from prior year

•	EBITDA of $72.0 million

•	Net income of $30.6 million

•	Earnings per share of $0.43

HOUSTON (Oct. 26, 2006) — Goodman Global, Inc. (NYSE: GGL) today announced results for the third quarter of 2006. The Company reported net sales of $517.2 million for the three months ended Sept. 30, 2006, a 15 percent increase compared with net sales of $451.3 million for the same period last year.

For the third quarter of 2006, the Company generated net income of $30.6 million, compared with $22.6 million for the third quarter of 2005. Net income for the third quarter 2006 included a $0.2 million expense related to a lower effective tax rate on prior quarters’ IPO-related adjustments. Third-quarter 2005 net income included $0.3 million, net of taxes, in monitoring fees related to the 2004 acquisition by Apollo. (See section entitled “Acquisition by Apollo.”) Excluding the impact of the 2006 tax rate change-related expense and the 2005 monitoring fees, third-quarter 2006 adjusted net income increased 34 percent to $30.8 million from the prior year’s third-quarter adjusted net income of $22.9 million.

In the third quarter 2006, the Company benefited from a lower applicable tax rate, which added $2.0 million to net income and $0.03 to diluted earnings per share. This included a $1.2 million benefit related to the prior year’s taxes and a $0.8 million cumulative benefit from a lower effective tax rate, including $0.3 million associated with the prior two quarters.

Diluted earnings per share were $0.43 for the third quarter of 2006, and $0.35 in the prior year’s third quarter. Excluding the 2006 tax rate change-related expense and the 2005 monitoring fees, third-quarter 2006 adjusted earnings per share increased 22 percent to $0.44, compared with the prior year’s third-quarter adjusted earnings per share of $0.36. In April 2006, Goodman completed the initial public offering of the Company’s common stock. A portion of the proceeds was used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends. Further adjusting earnings per share as though the IPO had been completed at the beginning of

GOODMAN REPORTS 2006 THIRD QUARTER RESULTS

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2005 and the preferred stock redeemed at that time, third-quarter 2006 adjusted earnings per share increased 33 percent from third-quarter 2005 pro-forma adjusted earnings per share of $0.33. (See section entitled “Non-GAAP Financial Measures” for use of adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share.)

Goodman reported third-quarter 2006 EBITDA of $72.0 million, compared with third-quarter 2005 EBITDA of $63.0 million. EBITDA for the third quarter of 2005 included monitoring fees of $0.5 million. Excluding monitoring fees, third-quarter 2006 EBITDA increased 13 percent from an adjusted EBITDA of $63.5 million for the same period last year. (See section entitled “Non-GAAP Financial Measures” for definitions of EBITDA and adjusted EBITDA.)

Record net sales of $517.2 million surpassed last year’s third-quarter sales by 15 percent. Changes in volumes and mix, including the benefit of the transition to higher-priced 13-SEER units, led to a 13 percent increase in sales. A second-quarter 2006 price increase added 2 percentage points to the sales growth. The Company believes it achieved market share gains in all major product categories. Goodman’s year-to-year decline in compressor bearing units was less than reported industry trends and was offset by continued growth in units across all other major product categories.

“We produced a strong performance in sales, operations, earnings and cash flow this past quarter,” said Charles A. Carroll, president and chief executive officer for Goodman. “The summer of 2006 was a return to more normalized weather patterns compared to the extended 2005 cooling season. We achieved an increase in sales from the continued mix shift toward higher priced, higher-SEER cooling equipment; an April 1 price increase; sustained momentum in the growth of other product categories; and the benefits of our expanded Company-operated and independent distribution networks.

“We have fully completed the operational transition to our new 13 SEER models and continue to improve our factory performance. As a result, we maintained our gross margin as a percent of sales at the prior year’s rate and improved it by 10 basis points from the second quarter, despite a significant increase in commodity costs. Similarly, SG&A expenses continue to benefit from our ongoing attention to cost management. We turned strong revenue gains into solid earnings growth that was further improved by lower interest expense and a lower tax rate.

“While the value of our working capital increased as a result of sales growth and unit cost increases, we continued to achieve better efficiency. Working capital as a percent of sales improved to 16.6 percent at the end of September 2006, from 18.9 percent one year ago. The cash available from the continued growth in earnings and improved working capital utilization has enabled us to further strengthen our balance sheet,” concluded Mr. Carroll.

First Nine Months’ Results

Net sales for the first nine months were $1.40 billion, a 20 percent increase compared with $1.17 billion of net sales for the first nine months of 2005. Net income for the first nine months of 2006 was $53.0 million, and diluted earnings per share were $0.73.

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Net income for the first nine months of 2006 included, net of tax, IPO-related expenses of $12.7 million and monitoring fees of $0.4 million. Net income for the first nine months of 2005 was $19.8 million, and included, net of tax, a $24.3 million non-recurring, non-cash, inventory-related charge associated with the December 2004 acquisition by Apollo; monitoring fees of $0.9 million; and a $1.2 million gain on derivatives. Excluding the effects of the non-recurring events and the monitoring fees, adjusted net income for the first nine months of 2006 was $66.0 million, a 51 percent increase compared to adjusted net income of $43.8 million for the first nine months of 2005. The year-to-date results also included benefits from a lower applicable tax rate, which added $2.0 million to net income and $0.03 to diluted earnings per share. This included a $1.2 million benefit related to the prior year’s taxes and a $0.8 million benefit from a lower effective tax rate for 2006.

Diluted earnings per share available to Common shareholders were $0.73 for the first nine months of 2006, and $0.07 in the prior year’s comparable period. Excluding IPO-related expenses, acquisition-related charges and monitoring fees, and the non-recurring derivatives gain, adjusted earnings per share increased 63 percent to $0.93 compared with adjusted earnings per share of $0.57 for the first nine months of the prior year. Further adjusting earnings per share as though the IPO had been completed at the beginning of 2005 and the preferred stock redeemed at that time, 2006 pro-forma adjusted earnings per share for the first nine months increased 47 percent to $0.94 from pro-forma adjusted earnings per share of $0.64 for the comparable period of 2005.

For the first nine months of 2006, Goodman reported EBITDA of $164.5 million, compared with EBITDA of $108.5 million for the first nine months of 2005. EBITDA for the first nine months of 2006 included $16.1 million of IPO-related expenses and $0.5 million of monitoring fees. EBITDA for the comparable period of 2005 included a $2.0 million gain on derivatives, a $39.6 million non-recurring, non-cash, inventory-related charge associated with the December 2004 acquisition by Apollo, and $1.5 million in monitoring fees. Excluding these non-recurring unusual items, adjusted EBITDA for the first nine months of 2006 increased 23 percent, to $181.2 million, compared with an adjusted EBITDA of $147.5 million for the same period of 2005.

The Company’s provision for income taxes for the first nine months of 2006 included a $1.2 million benefit related to the prior year’s taxes. Excluding this benefit, the 2006 provision for taxes was at a 36.0% rate, compared to a 38.5% rate in 2005. The reduction in rate is the result of tax planning implemented in 2006. In addition, Goodman continues to benefit from reduced cash tax payments as a result of the 2004 acquisition by Apollo. The Company expects to realize annual tax deductions of approximately $60 million resulting from the acquisition, substantially reducing cash tax payments each year for the next 14 years.

Outlook

“Quarter-by-quarter, 2006 is coming together as a year of record sales, market share gains and strong financial results,” remarked Carroll. “While we have faced significant commodity cost

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inflation, the operational challenge of transitioning to the new 13 SEER minimum standard and a slowing new home construction market, we remain on course to meet our 2006 EBITDA and earnings per share objectives. With the benefits of higher industry-wide pricing; significant contributions from our logistics, procurement and operational teams; and momentum in our product development, marketing and sales efforts, we continue to offset these challenges and expect to achieve an adjusted EBITDA in the range of $225 million to $230 million and pro-forma adjusted diluted earnings per share between $1.07 and $1.11 for the year. This includes the $0.03 benefit from the tax adjustments of the third quarter.

“Furthermore, we look forward to an even more successful 2007. The incremental benefits of the transition to the 13 SEER minimum standard, our 2006 price adjustments, our growing ‘best value’ position, the success of our dealer recruitment efforts and the expansion of our independent and Company-operated distribution networks should more than offset the potential impacts of a slowing new home construction market. Overall, we expect our 2006 performance momentum to continue into next year, with further improvements in our sales, earnings and cash flow results,” concluded Mr. Carroll.

Third-Quarter 2006 Conference Call

Management will host its third-quarter 2006 earnings conference call on Thursday, Oct. 26, at 11:00 a.m. Eastern Daylight Time. The call may be accessed by telephone or via the Internet. To access the call by telephone, dial 866-578-5784 and use the pass code 15666323. International callers should dial 617-213-8056 and use the same pass code. An Internet link to the call may be found on the Company’s website, www.goodmanglobal.com, in the “Management Presentations” section. A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until Nov. 9, 2006. The replay may be accessed by dialing 888-286-8010 and using the pass code 55969921. International callers should dial 617-801-6888 and use the same pass code. An Internet link to a replay of the call will also be posted on the Company’s website, www.goodmanglobal.com. Informational exhibits related to the Company’s performance will be available on the Goodman website in the “Management Presentations” section and may be referred to during the conference call.

Initial Public Offering

On April 11, 2006, the Company completed the initial public offering of the Common Stock of Goodman Global, Inc. The Company offered approximately 20.9 million shares, and selling shareholders sold an additional 6.1 million shares, including the exercise of the “greenshoe.” Goodman received proceeds of approximately $354.5 million after underwriting discounts and before expenses. The proceeds were used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends; to pay Apollo for termination of the management agreement; and to redeem a portion of the Company’s floating rate notes. As a result of the IPO, average fully diluted shares outstanding for 2006 are expected to be approximately 65.4 million.

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports EBITDA, adjusted EBITDA, adjusted net income, adjusted earnings per

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share and pro-forma adjusted earnings per share, all of which are non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures enables investors to better understand the Company’s underlying operational and financial performance and facilitates comparison of results between periods. These measures should be considered in addition to, not as a substitute for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, and depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA, adjusted net income and adjusted earnings per share are calculated to exclude the income and expenses of one-time and non-recurring events. These include, primarily, costs associated with the December 2004 Apollo transaction and the April 2006 IPO. Pro-forma adjusted earnings per share is calculated as though the IPO had been completed by the beginning of 2005 and a portion of the proceeds used at that time to redeem all of the outstanding Series A Preferred Stock, including accrued dividends.

EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, certain non-GAAP measures may be used, in part, to determine incentive compensation for employees.

Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

The supplementary adjustments to EBITDA, net income and earnings per share to derive adjusted EBITDA, adjusted net income, adjusted earnings per share and pro-forma adjusted earnings per share may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that these measures be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

The most directly comparable GAAP measure to EBITDA and adjusted EBITDA is net income. Included in this release are a reconciliation of net income to EBITDA and adjusted EBITDA, a reconciliation of net income to adjusted net income, and earnings per share to adjusted earnings per share and pro-forma adjusted earnings per share for the three- and nine-month periods ended Sept. 30, 2006 and 2005.

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Acquisition by Apollo

On December 23, 2004, the Company was acquired under an Asset Purchase Agreement by an affiliate of Apollo Management, L.P., Company senior management and certain trusts associated with members of the Goodman family.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 700 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Investor Relations Contact: Richard Bajenski Vice President, Investor Relations (713) 263-5059 richard.bajenski@goodmanmfg.com	Media Relations Contact: Courtneye Barrett Manager, Public Relations (713) 263-5485 (832) 419-1697 (mobile) courtneye.barrett@goodmanmfg.com

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “predict,” or similar expressions identify forward-looking statements. Although forward-looking statements reflect the good faith beliefs of Goodman’s management, these statements involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors could affect future results: changes in weather patterns and seasonal fluctuations; changes to the 13 SEER federally mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; significant increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk factors” contained in Goodman’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

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GOODMAN GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended Sept. 30,
	2006	2005
	(in thousands, except per share)
Sales, net	$517,227	$451,272
Cost of goods sold	397,403	346,458
Selling, general and administrative expenses	47,841	41,869
Depreciation and amortization expense	8,396	6,888

Operating income	63,587	56,057
Interest expense, net	18,188	19,304
Other expense (income), net	26	(49)

Income before income taxes	45,373	36,802
Provision for income taxes	14,759	14,169

Net income	$30,614	$22,633

Less: Preferred dividends	—	5,741

Net income available to common shareholders	$30,614	$16,892

Earnings per share, diluted	$0.43	$0.35

Average outstanding common shares, diluted	70,432	47,972

	Nine Months Ended Sept. 30,
	2006	2005
	(in thousands, except per share)
Sales, net	$1,402,369	$1,168,713
Cost of goods sold	1,080,077	939,288
Selling, general and administrative expenses	158,182	121,403
Depreciation and amortization expense	23,846	20,233

Operating income	140,264	87,789
Interest expense, net	59,828	56,028
Other income, net	(423)	(436)

Income before income taxes	80,859	32,197
Provision for income taxes	27,889	12,396

Net income	$52,970	$19,801

Less: Preferred dividends	6,622	16,630

Net income available to common shareholders	$46,348	$3,171

Earnings per share, diluted	$0.73	$0.07

Average outstanding common shares, diluted	63,637	47,918

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GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(*)

(Unaudited)

	Three Months Ended Sept. 30,
	2006	2005
	(in thousands, except per share)
Net income	$30,614	$22,633

Adjustments, net of tax:
Apollo management and monitoring fees	—	308
Tax rate change impact on prior quarters’ adjustments	204	—

Adjusted net income	$30,818	$22,941

Less: Preferred dividends	—	5,741

Adjusted net income available to common shareholders	$30,818	$17,200

Earnings per share, diluted	$0.43	$0.35

Adjusted earnings per share, diluted	$0.44	$0.36

Pro-forma adjusted earnings per share, diluted	$0.44	$0.33

Average outstanding common shares, diluted	70,432	47,972

Pro-forma average outstanding common shares, diluted	70,432	68,890

	Nine Months Ended Sept. 30,
	2006	2005
	(in thousands, except per share)
Net income (loss)	$52,970	$19,801
Adjustments, net of tax: (1)
Inventory valuation step-up	—	24,345
Derivative gain	—	(1,230)
Apollo management and monitoring fees	10,240	924
Stock option acceleration	417	—
Acceleration of deferred financing costs	1,497	—
Premium for early paydown of debt	905	—

Adjusted net income	$66,029	$43,840

Less: Preferred dividends	6,622	16,630

Adjusted net income available to common shareholders	$59,407	$27,210

Earnings per share, diluted	$0.73	$0.07

Adjusted earnings per share, diluted	$0.93	$0.57

Pro-forma adjusted earnings per share, diluted	$0.94	$0.64

Average outstanding common shares, diluted	63,637	47,918

Pro-forma average outstanding common shares, diluted	70,609	68,836

(1)	Includes impact of tax rate change on prior quarters’ adjustments
(*)	Adjusted net income is a non-GAAP financial measure. For more information regarding adjusted net income and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO EBITDA(*) AND ADJUSTED EBITDA(*)

(Unaudited)

	Three Months Ended Sept. 30,
	2006	2005
	(in thousands)
Net income	$30,614	$22,633
Add:
Interest expense, net	18,188	19,304
Provision for income taxes	14,759	14,169
Depreciation and amortization expense	8,396	6,888

EBITDA	$71,957	$62,994

Add:
Monitoring fees	—	501

Adjusted EBITDA	$71,957	$63,495

	Nine Months Ended Sept. 30,
	2006	2005
	(in thousands)
Net income	$52,970	$19,801
Add:
Interest expense, net	59,828	56,028
Provision for income taxes	27,889	12,396
Depreciation and amortization expense	23,846	20,233

EBITDA	$164,533	$108,458

Add:
Inventory valuation step-up	—	39,586
Monitoring fees	552	1,503
Derivative gain	—	(2,000)
IPO-related expenses	16,099	—

Adjusted EBITDA	$181,184	$147,547

(*)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN GLOBAL, INC.

SELECTED BALANCE SHEET DATA

(Unaudited)

	Period Ended Sept. 30,
	2006	2005
	(in thousands)
Cash and Cash Equivalents	$17,768	$43,518
Accounts Receivable, net	262,821	237,160
Inventory	358,950	280,774
Accounts Payable	146,785	128,876
Accrued Liabilities	159,093	150,848
Total Debt	888,050	997,375

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